  As filed with the Securities and Exchange Commission on April 17, 1999
                                                                File No. 0-29818
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM 10/A

                             (Amendment No. 3)

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
   Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                            LifePoint Hospitals LLC
             (Exact name of registrant as specified in its charter)

              Delaware                                 62-1762163
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

          4525 Harding Road                               37205
        Nashville, Tennessee                           (Zip Code)
   (Address of principal executive
              offices)

Registrant's telephone number, including area code (615) 344-6261

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $.01 par value
                                (Title of Class)

                        Preferred Stock Purchase Rights
                                (Title of Class)

                Copies of all communications should be sent to:

       Morton A. Pierce, Esq.                William F. Carpenter III, Esq.
        Dewey Ballantine LLP                Senior Vice President and General
     1301 Avenue of the Americas                         Counsel
    New York, New York 10019-6092                LifePoint Hospitals LLC
           (212) 259-8000                           4525 Harding Road
                                               Nashville, Tennessee 37205
                                                     (615) 344-6261

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

LifePoint Hospitals LLC

Information Included in Information Statement and Incorporated in Form 10 By Reference
Cross-Reference Sheet Between Information Statement and Items of Form 10

Item 1. Business.

  The information required by this item is contained under the sections "Summary"; "LifePoint Management's Discussion and Analysis of Financial Condition and Results of Operations"; "LifePoint Business"; and "LifePoint Hospitals, Inc. Index to Combined Financial Statements" in the Information
Statement dated        , 1999 annexed hereto as Exhibit 2.1 (the "Information
Statement") and such sections are incorporated herein by reference.

Item 2. Financial Information.

  The information required by this item is contained under the sections "Summary"; "LifePoint Unaudited Pro Forma Condensed Combined Financial Statements"; "LifePoint Selected Historical Financial Data"; and "LifePoint Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Information Statement and such sections are incorporated herein by reference.

Item 3. Properties.

  The information required by this item is contained under the section "LifePoint Business--Properties" in the Information Statement and such section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

  The information required by this item is contained under the section "LifePoint Security Ownership by Certain Beneficial Owners and Management" in the Information Statement and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

  The information required by this item is contained under the sections "LifePoint Management" and "LifePoint Description of Capital Stock--Limited Liability and Indemnification Provisions" in the Information Statement and such sections are incorporated herein by reference.

Item 6. Executive Compensation.

  The information required by this item is contained under the section "LifePoint Management--Executive Compensation" in the Information Statement and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

  The information required by this item is contained under the sections "Summary"; "The Distribution"; "Arrangements Among Columbia/HCA, LifePoint and Triad Relating to the Distribution"; "LifePoint Management--LifePoint Executive Stock Purchase Plan"; and "LifePoint Management--Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements" in the Information Statement and such sections are incorporated herein by reference.

Item 8. Legal Proceedings.

  The information required by this item is contained under the section "LifePoint Business--Legal Proceedings" in the Information Statement and such section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

  The information required by this item is contained under the sections "Summary"; "Risk Factors--Market Uncertainties With Respect to LifePoint Common Stock and Triad Common Stock"; "The Distribution--Market for LifePoint Common Stock and Triad Common Stock"; and "Dividend Policy--LifePoint"; in the Information Statement and such sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

  This item is not applicable.

Item 11. Description of Registrant's Securities to be Registered.

  The information required by this item is contained under the sections "Risk Factors--Anti-Takeover Provisions"; "LifePoint Description of Capital Stock"; and "The Distribution--Market for LifePoint Common Stock and Triad Common Stock" in the Information Statement and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

  The information required by this item is contained under the section "LifePoint Description of Capital Stock--Limited Liability and Indemnification Provisions" in the Information Statement and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

  The information required by this item is contained under the sections "Summary"; "LifePoint Unaudited Pro Forma Condensed Combined Financial Statements"; "LifePoint Selected Historical Financial Data"; "LifePoint Management's Discussion and Analysis of Financial Condition and Results of Operations"; and "LifePoint Hospitals, Inc. Index to Combined Financial Statements" in the Information Statement and such sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

  This item is not applicable.

Item 15. Financial Statements and Exhibits.

  (a) The information required by this item is contained under the section "LifePoint Hospitals, Inc. Index to Combined Financial Statements" in the Information Statement and such section is incorporated herein by reference.

  (b) The following documents are filed as exhibits hereto:

 Exhibit
 Number                               Description
 -------                              -----------
  2.1    Information Statement dated as of        , 1999.
  2.2+   Form of Distribution Agreement to be entered into by and among
         Columbia/HCA Healthcare Corporation, LifePoint Hospitals, Inc. and
         Triad Hospitals, Inc.
  3.1+   Form of Certificate of Incorporation of LifePoint Hospitals, Inc. to
         be in effect on the distribution date.

 Exhibit
 Number                                Description
 -------                               -----------
  3.2+   Form of By-Laws of LifePoint Hospitals, Inc. to be in effect on the distribution date.
  4.1    Form of Specimen Certificate for LifePoint Hospitals, Inc. Common
         Stock.
  4.2+   Form of Rights Agreement, dated as of        , 1999, between LifePoint
         Hospitals, Inc. and    , as rights agent.
 10.1**  Form of Tax Sharing and Indemnification Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.2+   Form of Benefits and Employment Matters Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.3+   Form of Insurance Allocation and Administration Agreement to be
         entered into by and among Columbia/HCA Healthcare Corporation,
         LifePoint Hospitals, Inc. and Triad Hospitals, Inc.
 10.4+   Form of Transitional Services Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and LifePoint Hospitals,
         Inc.
 10.5+   Form of Computer and Data Processing Services Agreement to be entered into by and between Columbia Information Systems, Inc. and LifePoint
         Hospitals, Inc.
 10.6+   Form of Agreement to Share Telecommunications Services to be entered into by and between Columbia Information Systems, Inc. and LifePoint
         Hospitals, Inc.
 10.7    Form of Sub-Lease Agreement to be entered into by and between
         LifePoint Hospitals, Inc. and Columbia/HCA Healthcare Corporation.
 10.8*   LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan.
 10.9*   LifePoint Hospitals, Inc. Executive Stock Purchase Plan.
 10.10*  LifePoint Hospitals, Inc. Outside Director's Stock and Incentive
         Compensation Plan.
 10.11*  LifePoint Hospitals, Inc. Management Stock Purchase Plan.
 10.12*  Employment Agreement of Scott Mercy.
 21**    Subsidiaries of LifePoint Hospitals, Inc. as of the distribution date.

--------
 * Compensatory plan or arrangement.
** To be filed by amendment.
 +Previously filed.

                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LifePoint Hospitals LLC

                                             /s/ William F. Carpenter III
Date: April 16, 1999                      By: _________________________________
                                             William F. Carpenter III
                                             Senior Vice President & General
                                             Counsel

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
  2.1    Information Statement dated as of       , 1999.
  2.2+   Form of Distribution Agreement to be entered into by and among
         Columbia/HCA Healthcare Corporation, LifePoint Hospitals, Inc. and
         Triad Hospitals, Inc.
  3.1+   Form of Certificate of Incorporation of LifePoint Hospitals, Inc. to
         be in effect on the distribution date.
  3.2+   Form of By-Laws of LifePoint Hospitals, Inc. to be in effect on the distribution date.
  4.1    Form of Specimen Certificate for LifePoint Hospitals, Inc. Common
         Stock.
  4.2+   Form of Rights Agreement, dated as of        , 1999, between LifePoint
         Hospitals, Inc. and    , as rights agent.
 10.1**  Form of Tax Sharing and Indemnification Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.2+   Form of Benefits and Employment Matters Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.3+   Form of Insurance Allocation and Administration Agreement to be
         entered into by and among Columbia/HCA Healthcare Corporation,
         LifePoint Hospitals, Inc. and Triad Hospitals, Inc.
 10.4+   Form of Transitional Services Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and LifePoint Hospitals,
         Inc.
 10.5+   Form of Computer and Data Processing Services Agreement to be entered into by and between Columbia Information Systems, Inc. and LifePoint
         Hospitals, Inc.
 10.6+   Form of Agreement to Share Telecommunications Services to be entered into by and between Columbia Information Systems, Inc. and LifePoint
         Hospitals, Inc.
 10.7    Form of Sub-Lease Agreement to be entered into by and between
         LifePoint Hospitals, Inc. and Columbia/HCA Healthcare Corporation.
 10.8*   LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan.
 10.9*   LifePoint Hospitals, Inc. Executive Stock Purchase Plan.
 10.10*  LifePoint Hospitals, Inc. Outside Directors' Stock and Incentive
         Compensation Plan.
 10.11*  LifePoint Hospitals, Inc. Management Stock Purchase Plan.
 10.12*  Employment Agreement of Scott Mercy.
 21**    Subsidiaries of LifePoint Hospitals, Inc. as of the distribution date.

--------
 * Compensatory plan or arrangement.
**To be filed by amendment.
 +Previously filed.